UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2013

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697 06-1449146
(Commission File Number) (IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 6, 2013, Republic Airways Holdings Inc. (the "Company") entered into amendments to the employment agreements of Bryan K. Bedford, Chairman of the Board, President and Chief Executive Officer, Wayne C. Heller, Executive Vice President and Chief Operating Officer, Timothy P. Dooley, Senior Vice President, Chief Financial Officer and Secretary, and Lars-Erik Arnell, Senior Vice President, Corporate Development.
The amendments are effective as of November 1, 2013 and extend the term of each employment agreement until March 31, 2014, subject to automatic renewal for additional one-year terms unless either party gives notice of intent not to renew at least 60 days prior to the end of the term or any renewal term. The Company is working with the executives on new, three-year employment agreements and currently expects those to be completed prior to expiration of the extension period.
In addition, the Board of Directors of the Company has elected Mr. Dooley to the office of Executive Vice President, Chief Financial Officer and Secretary effective November 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.
By:    /s/ Timothy P. Dooley
Name:    Timothy P. Dooley

Title:	Senior Vice President and Chief Financial Officer

Dated: November 7, 2013